Exhibit 10.40
     On December 14, 2010, the Compensation Committee of the Board of Directors of Quiksilver increased the fiscal 2011 annual base salary for Charles S. Exon, Quiksilver’s Chief Administrative Officer, General Counsel and Secretary to $550,000 (effective as of November 1, 2010).